Exhibit 99.1

2600 Citadel Plaza Drive

P.O. Box 924133

Houston, Texas 77292-4133

NEWS RELEASE

Information: Kristin Gandy, Director of Investor Relations, Phone: (713) 866-6050

WEINGARTEN REALTY INVESTORS ANNOUNCES

COMMON SHARE OFFERING

Houston, TX, April 16, 2009 - Weingarten Realty Investors (NYSE:WRI) today announced that it is offering 23.1 million common shares in a registered public offering. The Company also plans to grant the underwriters an option to purchase up to 3.5 million additional shares. Merrill Lynch & Co. and J.P. Morgan are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from the sale of the common shares to reduce borrowings outstanding on its revolving credit facility and for general corporate purposes, including the repayment or repurchase of outstanding indebtedness.

A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Merrill Lynch & Co., Attention: Prospectus Department, 4 Financial Center, New York, New York, 10080 or by contacting (212) 449-1000; or J.P. Morgan, Attention: Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York, 11425, or by contacting 866-430-0686.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

About Weingarten Realty Investors

Weingarten Realty Investors (NYSE: WRI) is a commercial real estate owner, manager and developer. At March 31, 2009, the company owned or operated under long-term leases, either directly or through its interest in real estate joint ventures or partnerships, a total of 382 developed income-producing properties and 25 properties under various stages of construction and development. The total number of properties includes 323 neighborhood and community shopping centers located in 22 states spanning the country from coast to coast. The company also owns 81 industrial projects located in California, Florida, Georgia, Tennessee, Texas and Virginia and three other operating properties located in Arizona and Texas. At March 31, 2008, the company’s portfolio of properties was approximately 72.5 million square feet.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements relate to the Company’s intentions, beliefs, expectations or projections of the future. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to: (i) general economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt, or other sources of financing on favorable terms, (iv) changes in governmental laws and regulations, (v) the level and volatility of interest rates, (vi) the availability of suitable acquisition opportunities, (vii) changes in expected development activity, (viii) increases in operating costs, (ix) tax matters, including failure to qualify as a real estate investment trust, (x) investments through real estate joint ventures and partnerships involve risks not present in investments in which we are the sole investor and (xi) changes in merchant development activity. Accordingly, there is no assurance that our expectations will be realized.

Weingarten refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in Weingarten’s Annual Report on Form 10-K for the year ended December 31, 2008, which discusses these and other factors that could adversely affect Weingarten’s results.

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